Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™ Announces Third Quarter Cash Dividend of $0.03

REDDING, California, September 21, 2011/ PR Newswire—Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $897 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced a cash dividend of $0.03 per share for the third quarter 2011.

The $0.03 per share quarterly cash dividend which will be paid to shareholders of record as of September 30, 2011, payable on Friday, October 7, 2011.

About Bank of Commerce Holdings

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™. The bank is a federally insured California banking corporation and opened on October 22, 1982. BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales.

Investment firms making a market in BOCH stock are:

Raymond James Financial /

John T. Cavender

555 Market Street

San Francisco, CA

(800) 346-5544

Hill, Thompson, Magid & Co. Inc / R.J. Dragani

15 Exchange Place, Suite 800

Jersey City, New Jersey 07030

(201) 369-2908

Keefe, Bruyette & Woods, Inc. /

Dave Bonaccorso

101 California Street, 37th Floor

San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil /Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022

(888) 383-3112

McAdams Wright Ragen, Inc. /Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, Oregon 97204

(866) 662-0351

Stiffel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001

(530) 244-7199

Contact Information:

Patrick J. Moty, President & CEO

Telephone Direct (530) 722-3953

Linda J. Miles, Executive Vice President & Chief Operating Officer

Telephone Direct (530) 722-3955

Samuel D. Jimenez, Executive Vice President & Chief Financial Officer

Telephone Direct (530) 722-3952

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